UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 10, 2009

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As earlier reported on Form 8-K, Kevin S. Royal has resigned his position as Senior Vice President and Chief Financial Officer of Blue Coat Systems, Inc. (the “Company”), effective April 10, 2009. In connection with Mr. Royal’s resignation and the termination of his employment, on April 10, 2009, the Company and Mr. Royal entered into a separation agreement. The separation agreement provides for payment to Mr. Royal of a lump sum severance payment of $162,500, representing six months base salary. In exchange for the severance payment, Mr. Royal has released all claims against the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Separation agreement, dated April 10, 2009, between Kevin S. Royal and Blue Coat Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: April 10, 2009	By:	/s/ Brian M. NeSmith
Brian M. NeSmith President and Chief Executive Officer